NXP Semiconductors Reports First Quarter 2025 Results
Announces Management Transition
EINDHOVEN, The Netherlands, April 28, 2025 – NXP Semiconductors N.V. (NASDAQ: NXPI) today reported financial results for the first quarter, which ended March 30, 2025. “NXP delivered quarterly revenue of $2.84 billion, in-line with the midpoint of guidance. NXP's first-quarter results and guidance for the second quarter underpin a cautious optimism that NXP continues to effectively navigate through a challenging set of market conditions. We are operating in a very uncertain environment influenced by tariffs with volatile direct and indirect effects. Considering these external factors, we are redoubling our efforts to manage what is in our direct control, enabling NXP to drive solid profitability and earnings,” said Kurt Sievers, NXP President and Chief Executive Officer.

The company announced that Mr. Sievers has informed the Board of Directors of his intention to retire from NXP at the end of 2025. “Kurt has been a dynamic, visionary, and highly effective CEO of NXP since May 2020,” said Julie Southern, NXP’s Chair of the Board of Directors. “He has been instrumental in leading the definition and implementation of NXP’s strategy to be the leader in intelligent systems at the edge within the Automotive and Industrial & IoT end markets. After a successful 30-year career with NXP, we are saddened to see Kurt retire. We and the entire NXP community thank him for his leadership and wish him the absolute best in his retirement.”

Following a comprehensive and thorough succession planning process, NXP’s Board of Directors announced that it has unanimously approved Mr. Rafael Sotomayor to succeed Mr. Sievers as President, effective April 28, 2025. Messrs. Sievers and Sotomayor will work closely to orchestrate a smooth leadership transition until October 28, 2025, when Mr. Sotomayor will assume the role of President and Chief Executive Officer. “Rafael has been an integral part of creating and shaping NXP’s strategy and enabling the company’s success. We are confident he is ideally suited to assume the role of President and CEO at NXP, and to execute the company’s vision for leadership in the intelligent systems at the edge within the Automotive and Industrial & IoT end markets,” said Ms. Southern.

Mr. Sievers’ departure is a purely personal decision and is not related to any disagreement with the Board of Directors, or any issues relating to the strategic or financial performance of the company.

Key Highlights for the First Quarter 2025:
•Revenue was $2.84 billion, down 9 percent year-on-year;
•GAAP gross margin was 55.0 percent, GAAP operating margin was 25.5 percent and GAAP diluted Net Income per Share was $1.92;
•Non-GAAP gross margin was 56.1 percent, non-GAAP operating margin was 31.9 percent, and non-GAAP diluted Net Income per Share was $2.64;
•Cash flow from operations was $565 million, with net capex investments of $138 million, resulting in non-GAAP free cash flow of $427 million;
•Capital return during the quarter was $561 million, representing 131 percent of first quarter non-GAAP free cash flow. Share buybacks were $303 million and dividends paid during the quarter were $258 million. After the end of the first quarter, between March 31, 2025, and April 25, 2025, NXP executed via a 10b5-1 program additional share repurchases totaling $90 million;
•On January 7, 2025, NXP announced the MCX L14x and MCX L25x, the first families in the ultra-low-power L Series of the MCX microcontroller portfolio. The MCX L series features a dual-core architecture with an independent ultra-low-power sense domain to enable challenging battery-limited applications, such as sensors for industrial monitoring, building management, and flow metering;
•On January 8, 2025, Honeywell and NXP announced an expansion of its partnership that will accelerate aviation product development and chart the path for autonomous flight. The Honeywell Anthem cockpit is powered by

NXP’s i.MX 8 applications processors to help improve operational efficiency, safety and unlock value for pilots and operators. This builds on the companies’ existing relationship, which is focused on helping optimize how building management systems sense and securely control energy consumption;
•On January 15, 2025 NXP announced it has secured a €1 billion loan from the European Investment Bank (EIB) to advance the company’s RDI investments across its broad portfolio of semiconductor solutions.The €1 billion loan facility carries a weighted average interest rate of 4.54 percent when drawn in dollar denominated tranches, under the current market conditions and has a duration of six years;
•On February 10, 2025, NXP announced the agreement to acquire Kinara Inc., an industry leader in high performance, energy-efficient and programmable discrete neural processing units (NPUs) to enable intelligence at the edge solutions. The all-cash transaction was valued at $307 million and is expected to close in the first half of 2025, subject to customary closing conditions, including regulatory clearances;
•On March 11, 2025, NXP announced the new S32K5 family of automotive microcontrollers (MCU), the automotive industry's first 16nm FinFET MCU with embedded magnetic RAM (MRAM). The S32K5 MCU family will extend the NXP CoreRide platform with pre-integrated zonal and electrification system solutions for scalable software-defined vehicle (SDV) architectures.

Summary of Reported First Quarter 2025 ($ millions, unaudited) (1)

	Q1 2025	Q4 2024	Q1 2024	Q - Q	Y - Y
Total Revenue	$2,835	$3,111	$3,126	-9%	-9%
GAAP Gross Profit	$1,560	$1,678	$1,783	-7%	-13%
Gross Profit Adjustments (i)	$(31)	$(111)	$(35)
Non-GAAP Gross Profit	$1,591	$1,789	$1,818	-11%	-12%
GAAP Gross Margin	55.0%	53.9%	57.0%
Non-GAAP Gross Margin	56.1%	57.5%	58.2%
GAAP Operating Income (Loss)	$723	$675	$856	7%	-16%
Operating Income Adjustments (i)	$(181)	$(390)	$(224)
Non-GAAP Operating Income	$904	$1,065	$1,080	-15%	-16%
GAAP Operating Margin	25.5%	21.7%	27.4%
Non-GAAP Operating Margin	31.9%	34.2%	34.5%
GAAP Net Income (Loss) attributable to Stockholders	$490	$495	$639	-1%	-23%
Net Income Adjustments (i)	$(183)	$(322)	$(201)
Non-GAAP Net Income (Loss) Attributable to Stockholders	$673	$817	$840	-18%	-20%
GAAP diluted Net Income (Loss) per Share (ii)	$1.92	$1.93	$2.47	—%	-22%
Non-GAAP diluted Net Income (Loss) per Share (ii)	$2.64	$3.18	$3.24	-17%	-19%

Additional information
	Q1 2025	Q4 2024	Q1 2024	Q - Q	Y - Y
Automotive	$1,674	$1,790	$1,804	-6%	-7%
Industrial & IoT	$508	$516	$574	-2%	-11%
Mobile	$338	$396	$349	-15%	-3%
Comm. Infra. & Other	$315	$409	$399	-23%	-21%
DIO	169	151	144
DPO	62	65	65
DSO	34	30	26
Cash Conversion Cycle	141	116	105
Channel Inventory (weeks)	9	8	7
Gross Financial Leverage (iii)	2.4x	2.1x	1.9x
Net Financial Leverage (iv)	1.6x	1.5x	1.3x

1.Additional Information for the First Quarter 2025:
i.For an explanation of GAAP to non-GAAP adjustments, please see “Non-GAAP Financial Measures”.
ii.Refer to Table 1 below for the weighted average number of diluted shares for the presented periods.
iii.Gross financial leverage is defined as gross debt divided by trailing twelve months adjusted EBITDA.
iv.Net financial leverage is defined as net debt divided by trailing twelve months adjusted EBITDA.

Guidance for the Second Quarter 2025: ($ millions, except Per Share data) (1)

	GAAP			Reconciliation	non-GAAP
	Low	Mid	High		Low	Mid	High
Total Revenue	$2,800	$2,900	$3,000		$2,800	$2,900	$3,000
Q-Q	-1%	2%	6%		-1%	2%	6%
Y-Y	-10%	-7%	-4%		-10%	-7%	-4%
Gross Profit	$1,533	$1,604	$1,675	$(29)	$1,562	$1,633	$1,704
Gross Margin	54.8%	55.3%	55.8%		55.8%	56.3%	56.8%
Operating Income (loss)	$680	$741	$802	$(182)	$862	$923	$984
Operating Margin	24.3%	25.6%	26.7%		30.8%	31.8%	32.8%
Financial Income (expense)	$(100)	$(100)	$(100)	$(12)	$(88)	$(88)	$(88)
Tax rate	18.5%-19.5%				17.0%-18.0%
Equity-accounted investees	$(8)	$(8)	$(8)	$(6)	$(2)	$(2)	$(2)
Non-controlling interests	$(9)	$(9)	$(9)		$(9)	$(9)	$(9)
Shares - diluted	255.0	255.0	255.0		255.0	255.0	255.0
Earnings Per Share - diluted	$1.78	$1.97	$2.16		$2.46	$2.66	$2.86

Note (1) Additional Information:

1.GAAP Gross Profit is expected to include Purchase Price Accounting (“PPA”) effects, $(7) million; Share-based Compensation, $(15) million; Other Incidentals, $(7) million;
2.GAAP Operating Income (loss) is expected to include PPA effects, $(33) million; Share-based Compensation, $(115) million; Restructuring and Other Incidentals, $(34) million;
3.GAAP Financial Income (expense) is expected to include Other financial expense $(12) million;
4.GAAP Results relating to equity-accounted investees is expected to include results relating to non-foundry equity-accounted investees $(6) million;
5.GAAP diluted EPS is expected to include the adjustments noted above for PPA effects, Share-based Compensation, Restructuring and Other Incidentals in GAAP Operating Income (loss), the adjustment for Other financial expense, the adjustment for results relating to non-foundry equity-accounted investees and the adjustment on Tax due to the earlier mentioned adjustments.

NXP has based the guidance included in this release on judgments and estimates that management believes are reasonable given its assessment of historical trends and other information reasonably available as of the date of this release. Please note, the guidance included in this release consists of predictions only, and is subject to a wide range of known and unknown risks and uncertainties, many of which are beyond NXP's control. The guidance included in this release should not be regarded as representations by NXP that the estimated results will be achieved. Actual results may vary materially from the guidance we provide today. In relation to the use of non-GAAP financial information see the note regarding "Non-GAAP Financial Measures" below. For the factors, risks, and uncertainties to which judgments, estimates and forward-looking statements generally are subject see the note regarding "Forward-looking Statements." We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Non-GAAP Financial Measures

In managing NXP's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures, that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (“GAAP”). In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to core operating performance, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP's underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Reconciliations of these non-GAAP measures to the most comparable measures calculated in accordance with GAAP are provided in the financial statements portion of this release in a schedule entitled “Financial Reconciliation of GAAP to non-GAAP Results (unaudited).” Please refer to the NXP Historic Financial Model file found on the Financial Information page of the Investor Relations section of our website at https://investors.nxp.com for additional information related to our rationale for using these non-GAAP financial measures, as well as the impact of these measures on the presentation of NXP's operations.

In addition to providing financial information on a basis consistent with GAAP, NXP also provides the following selected financial measures on a non-GAAP basis: (i) Gross profit, (ii) Gross margin, (iii) Research and development, (iv) Selling, general and administrative, (v) Amortization of acquisition-

related intangible assets, (vi) Other income, (vii) Operating income (loss), (viii) Operating margin, (ix) Financial Income (expense), (x) Income tax benefit (provision), (xi) Results relating to non-foundry equity-accounted investees, (xii) Net income (loss) attributable to stockholders, (xiii) Earnings per Share - Diluted, (xiv) EBITDA, adjusted EBITDA and trailing 12 month adjusted EBITDA, and (xv) free cash flow, trailing 12 month free cash flow and trailing 12 month free cash flow as a percent of Revenue. The non-GAAP information excludes, where applicable, the amortization of acquisition related intangible assets, the purchase accounting effect on inventory and property, plant and equipment, merger related costs (including integration costs), certain items related to divestitures, share-based compensation expense, restructuring and asset impairment charges, extinguishment of debt, foreign exchange gains and losses, income tax effect on adjustments described above and results from non-foundry equity-accounted investments.

The difference in the benefit (provision) for income taxes between our GAAP and non-GAAP results relates to the income tax effects of the GAAP to non-GAAP adjustments that we make and the income tax effect of any discrete items that occur in the interim period. Discrete items primarily relate to unexpected tax events that may occur as these amounts cannot be forecasted (e.g., the impact of changes in tax law and/or rates, changes in estimates or resolved tax audits relating to prior year tax provisions, the excess or deficit tax effects on share-based compensation, etc.).
Conference Call and Webcast Information

The company will host a conference call with the financial community on Tuesday, April 29, 2025 at 8:00 a.m. U.S. Eastern Daylight Time (EDT) to review the first quarter 2025 results in detail.

Interested parties may preregister to obtain a user-specific access code for the call here.

The call will be webcast and can be accessed from the NXP Investor Relations website at www.nxp.com. A replay of the call will be available on the NXP Investor Relations website within 24 hours of the actual call.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) is the trusted partner for innovative solutions in the automotive, industrial & IoT, mobile, and communications infrastructure markets. NXP's "Brighter Together" approach combines leading-edge technology with pioneering people to develop system solutions that make the connected world better, safer, and more secure. The company has operations in more than 30 countries and posted revenue of $2.84 billion in 2024. Find out more at www.nxp.com.

Forward-looking Statements

This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: market demand and semiconductor industry conditions; our ability to successfully introduce new technologies and products; the demand for the goods into which NXP’s products are incorporated; trade disputes between the U.S. and China, potential increase of barriers to international trade and resulting disruptions to NXP's established supply chains; the impact of government actions and regulations, including restrictions on the export of US-regulated products and technology; increasing and evolving cybersecurity threats and privacy risks, including theft of sensitive or confidential data; the ability to generate sufficient cash, raise sufficient capital or refinance corporate debt at or before maturity to meet both NXP's debt service and research and development and capital investment requirements; our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers to meet demand; our access to production capacity from third-party outsourcing partners, and any events that might affect their business or NXP’s relationship with them; our ability to secure adequate and timely supply of equipment and materials from suppliers; our ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; our ability to form strategic partnerships and joint ventures and to successfully cooperate with our alliance partners; our ability to win competitive bid selection processes; our ability to develop products for use in customers’ equipment and products; the ability to successfully hire and retain key management and senior product engineers; global hostilities, including the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia and the continued hostilities and the armed conflict in the Middle East, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; the ability to maintain good relationships with NXP's suppliers; and a change in tax laws could have an effect on our estimated effective tax rate. In addition, this document contains information concerning the semiconductor industry, our end markets and business generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry, our end markets and business will develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Paige Iven
jeff.palmer@nxp.com                                paige.iven@nxp.com
+1 408 205 0687                                +1 817 975 0602

NXP-CORP

NXP Semiconductors
Table 1: Condensed consolidated statement of operations (unaudited)

($ in millions except share data)	Three months ended
	March 30, 2025	December 31, 2024	March 31, 2024

Revenue	$2,835	$3,111	$3,126
Cost of revenue	(1,275)	(1,433)	(1,343)
Gross profit	1,560	1,678	1,783
Research and development	(547)	(612)	(564)
Selling, general and administrative	(281)	(323)	(306)
Amortization of acquisition-related intangible assets	(27)	(28)	(51)
Total operating expenses	(855)	(963)	(921)
Other income (expense)	18	(40)	(6)
Operating income (loss)	723	675	856
Financial income (expense):
Other financial income (expense)	(92)	(91)	(70)
Income (loss) before income taxes	631	584	786
Benefit (provision) for income taxes	(130)	(77)	(141)
Results relating to equity-accounted investees	(4)	(2)	(1)
Net income (loss)	497	505	644
Less: Net income (loss) attributable to non-controlling interests	7	10	5
Net income (loss) attributable to stockholders	490	495	639

Earnings per share data:
Net income (loss) per common share attributable to stockholders in $
Basic	$1.93	$1.95	$2.49
Diluted	$1.92	$1.93	$2.47

Weighted average number of shares of common stock outstanding during the period (in thousands):
Basic	253,709	254,349	256,567
Diluted	255,018	256,628	258,954

NXP Semiconductors
Table 2: Condensed consolidated balance sheet (unaudited)

($ in millions)	As of
	March 30, 2025	December 31, 2024	March 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$3,988	$3,292	$2,908
Short-term deposits	—	—	400
Accounts receivable, net	1,060	1,032	881
Inventories, net	2,350	2,356	2,102
Other current assets	627	625	603
Total current assets	8,025	7,305	6,894

Non-current assets:
Deferred tax assets	1,284	1,251	1,048
Other non-current assets	1,942	1,796	1,290
Property, plant and equipment, net	3,210	3,267	3,304
Identified intangible assets, net	777	836	839
Goodwill	9,942	9,930	9,945
Total non-current assets	17,155	17,080	16,426

Total assets	25,180	24,385	23,320

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	863	1,017	954
Restructuring liabilities-current	75	147	68
Other current liabilities	1,412	1,434	1,906
Short-term debt	1,499	500	—
Total current liabilities	3,849	3,098	2,928

Non-current liabilities:
Long-term debt	10,226	10,354	10,178
Restructuring liabilities	4	10	9
Other non-current liabilities	1,424	1,392	1,055
Total non-current liabilities	11,654	11,756	11,242

Non-controlling interests	355	348	321
Stockholders’ equity	9,322	9,183	8,829
Total equity	9,677	9,531	9,150

Total liabilities and equity	25,180	24,385	23,320

NXP Semiconductors
Table 3: Condensed consolidated statement of cash flows (unaudited)

($ in millions)	Three months ended
	March 30, 2025	December 31, 2024	March 31, 2024
Cash flows from operating activities:
Net income (loss)	$497	$505	$644
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	209	259	235
Share-based compensation	127	117	115
Amortization of discount (premium) on debt, net	1	1	1
Amortization of debt issuance costs	1	2	2
Net (gain) loss on sale of assets	(22)	(1)	(2)
Results relating to equity-accounted investees	4	2	1
(Gain) loss on equity securities, net	6	6	2
Deferred tax expense (benefit)	(27)	(145)	(64)
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other current assets	(29)	(25)	(25)
(Increase) decrease in inventories	6	(122)	32
Increase (decrease) in accounts payable and other liabilities	(110)	16	(102)
(Increase) decrease in other non-current assets	(106)	(218)	6
Exchange differences	4	(1)	3
Other items	4	(5)	3
Net cash provided by (used for) operating activities	565	391	851

Cash flows from investing activities:
Purchase of identified intangible assets	(25)	(36)	(32)
Capital expenditures on property, plant and equipment	(139)	(130)	(226)
Insurance recoveries received for equipment damage	—	—	2
Proceeds from the disposals of property, plant and equipment	1	1	2
Advance payment from sale of property, plant and equipment	—	30	—
Proceeds of short-term deposits	—	400	9
Purchase of investments	(53)	(67)	(34)
Proceeds from the sale of investments	—	—	5
Net cash provided by (used for) investing activities	(216)	198	(274)

Cash flows from financing activities:
Repurchase of long-term debt	—	—	(1,000)
Proceeds from the issuance of long-term debt	370	670	—
Cash paid for debt issuance costs	—	(1)	—
Proceeds from the issuance of commercial paper notes	646	—	—
Repayment of commercial paper notes	(146)	—	—
Dividends paid to common stockholders	(258)	(258)	(261)
Proceeds from issuance of common stock through stock plans	37	3	37
Purchase of treasury shares and restricted stock unit withholdings	(303)	(455)	(303)
Other, net	(1)	—	(1)
Net cash provided by (used for) financing activities	345	(41)	(1,528)

Effect of changes in exchange rates on cash positions	2	(4)	(3)
Increase (decrease) in cash and cash equivalents	696	544	(954)
Cash and cash equivalents at beginning of period	3,292	2,748	3,862
Cash and cash equivalents at end of period	3,988	3,292	2,908

Net cash paid during the period for:
Interest	41	92	38
Income taxes, net of refunds	96	280	198
Net gain (loss) on sale of assets:
Cash proceeds from the sale of assets	31	1	2
Book value of these assets	(9)	—	—
Non-cash investing activities:
Non-cash capital expenditures	108	161	223

NXP Semiconductors
Table 4: Financial Reconciliation of GAAP to non-GAAP Results (unaudited)

($ in millions except share data)	Three months ended
	March 30, 2025	December 31, 2024	March 31, 2024
GAAP Gross Profit	$1,560	$1,678	$1,783
PPA Effects	(8)	(11)	(12)
Restructuring	(4)	(21)	(3)
Share-based compensation	(16)	(15)	(15)
Other incidentals	(3)	(64)	(5)
Non-GAAP Gross Profit	$1,591	$1,789	$1,818
GAAP Gross margin	55.0%	53.9%	57.0%
Non-GAAP Gross margin	56.1%	57.5%	58.2%
GAAP Research and development	$(547)	$(612)	$(564)
Restructuring	(7)	(50)	(3)
Share-based compensation	(64)	(60)	(58)
Other incidentals	(1)	(5)	(1)
Non-GAAP Research and development	$(475)	$(497)	$(502)
GAAP Selling, general and administrative	$(281)	$(323)	$(306)
Restructuring	(3)	(41)	(1)
Share-based compensation	(47)	(42)	(42)
Other incidentals	(20)	(12)	(29)
Non-GAAP Selling, general and administrative	$(211)	$(228)	$(234)
GAAP Operating income (loss)	$723	$675	$856
PPA effects	(40)	(39)	(63)
Restructuring	(14)	(112)	(7)
Share-based compensation	(127)	(117)	(115)
Other incidentals	—	(122)	(39)
Non-GAAP Operating income (loss)	$904	$1,065	$1,080
GAAP Operating margin	25.5%	21.7%	27.4%
Non-GAAP Operating margin	31.9%	34.2%	34.5%
GAAP Income tax benefit (provision)	$(130)	$(77)	$(141)
Income tax effect	13	87	30
Non-GAAP Income tax benefit (provision)	$(143)	$(164)	$(171)
GAAP Net income (loss) attributable to stockholders	$490	$495	$639
PPA Effects	(40)	(39)	(63)
Restructuring	(14)	(112)	(7)
Share-based compensation	(127)	(117)	(115)
Other incidentals	—	(122)	(39)
Other adjustments:
Adjustments to financial income (expense)	(12)	(17)	(6)
Income tax effect	13	87	30
Results relating to equity-accounted investees, excluding Foundry investees[1]	(3)	(2)	(1)
Non-GAAP Net income (loss) attributable to stockholders	$673	$817	$840

Additional Information:
1. Refer to Table 7 below for further information regarding the results relating to equity-accounted investees.

($ in millions except share data)	Three months ended
	March 30, 2025	December 31, 2024	March 31, 2024
GAAP net income (loss) per common share attributable to stockholders - diluted	$1.92	$1.93	$2.47
PPA Effects	(0.16)	(0.15)	(0.24)
Restructuring	(0.05)	(0.44)	(0.03)
Share-based compensation	(0.50)	(0.46)	(0.44)
Other incidentals	—	(0.47)	(0.15)
Other adjustments:
Adjustments to financial income (expense)	(0.05)	(0.07)	(0.02)
Income tax effect	0.05	0.34	0.11
Results relating to equity-accounted investees, excluding Foundry investees[1]	(0.01)	—	—
Non-GAAP net income (loss) per common share attributable to stockholders - diluted	$2.64	$3.18	$3.24

Additional Information:
1.Refer to Table 7 below for further information regarding the results relating to equity-accounted investees.

NXP Semiconductors
Table 5: Financial Reconciliation of GAAP to non-GAAP Financial income (expense) (unaudited)

($ in millions)	Three months ended
	March 30, 2025	December 31, 2024	March 31, 2024
GAAP Financial income (expense)	$(92)	$(91)	$(70)
Foreign exchange loss	(3)	3	(1)
Other financial expense	(9)	(20)	(5)
Non-GAAP Financial income (expense)	$(80)	$(74)	$(64)

NXP Semiconductors
Table 6: Financial Reconciliation of GAAP to non-GAAP Other income (expense) (unaudited)

($ in millions)	Three months ended
	March 30, 2025	December 31, 2024	March 31, 2024
GAAP Other income (expense)	$18	$(40)	$(6)
PPA effects	(5)	—	—
Other incidentals	24	(41)	(4)
Non-GAAP Other income (expense)	$(1)	$1	$(2)

NXP Semiconductors
Table 7: Financial Reconciliation of GAAP to non-GAAP Results relating to equity-accounted investees (unaudited)

($ in millions)	Three months ended
	March 30, 2025	December 31, 2024	March 31, 2024
GAAP Results relating to equity-accounted investees	$(4)	$(2)	$(1)
Results of equity-accounted investees, excluding Foundry investees[1]	(3)	(2)	(1)
Non-GAAP Results relating to equity-accounted investees	$(1)	$—	$—

Additional Information:
1.We adjust our results relating to equity-accounted investees for those results from investments over which NXP has significant influence, but not control, and whose business activities are not related to the core operating performance of NXP. Our equity-investments in foundry partners are part of our long-term core operating performance and accordingly those results comprise the Non-GAAP Results relating to equity-accounted investees.

NXP Semiconductors
Table 8: Adjusted EBITDA and Free Cash Flow (unaudited)

($ in millions)	Three months ended
	March 30, 2025	December 31, 2024	March 31, 2024
GAAP Net income (loss)	$497	$505	$644
Reconciling items to EBITDA (Non-GAAP)
Financial (income) expense	92	91	70
(Benefit) provision for income taxes	130	77	141
Depreciation and impairment	143	190	145
Amortization	66	69	90
EBITDA (Non-GAAP)	$928	$932	$1,090
Reconciling items to adjusted EBITDA (Non-GAAP)
Results of equity-accounted investees, excluding Foundry investees[1]	3	2	1
Purchase accounting effect on asset sale	5	—	—
Restructuring	14	112	7
Share-based compensation	127	117	115
Other incidental items[2]	(4)	77	39
Adjusted EBITDA (Non-GAAP)	$1,073	$1,240	$1,252
Trailing twelve month adjusted EBITDA (Non-GAAP)	$4,885	$5,064	$5,395

Additional Information:
1.Refer to Table 7 above for further information regarding the results relating to equity-accounted investees.
2. Excluding from total other incidental items, charges included in depreciation, amortization or impairment reconciling items:
–other incidental items	4	45	—

($ in millions)	Three months ended
	March 30, 2025	December 31, 2024	March 31, 2024
Net cash provided by (used for) operating activities	$565	$391	$851
Net capital expenditures on property, plant and equipment	(138)	(99)	(224)
Non-GAAP free cash flow	$427	$292	$627
Trailing twelve month non-GAAP free cash flow	$1,889	$2,089	$2,933
Trailing twelve month non-GAAP free cash flow as percent of Revenue	15%	17%	22%